UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 6, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, FL	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2014, Platform Specialty Products Corporation (“Platform”), MacDermid Holdings, LLC (“Holdings”), MacDermid, Incorporated (“MacDermid”) and certain subsidiaries of Platform and Holdings entered into an amendment (the “Amendment No. 2”) with respect to Platform’s Amended and Restated Credit Agreement dated October 31, 2013 (the “First Amended and Restated Credit Agreement”) with Barclays Bank PLC (“Barclays”), as administrative agent and collateral agent, and the several lenders from time to time party thereto (together with Barclays, the “Lenders”).  Under Amendment No. 2, the parties generally agreed to (i) amend and restate the First Amended and Restated Credit Agreement by entering into a Second Amended and Restated Credit Agreement dated August 6, 2014 (the “Second Amended and Restated Credit Agreement”), and (ii) make certain further amendments (the “Prospective Amendments”) to the Second Amended and Restated Credit Agreement contingent, among other things, upon the consummation of Platform’s previously disclosed acquisition of the Chemtura AgroSolutions business of Chemtura Corporation (the “Acquisition”). The Acquisition is expected to close in the fourth quarter of 2014, subject to certain closing conditions.

The Second Amended and Restated Credit Agreement

The Second Amended and Restated Credit Agreement generally provides for, among other things, (i) increased flexibility with respect to permitted acquisitions, (ii) the ability to request incremental facilities in currencies other than U.S. Dollars, and (iii) securing foreign assets in support of future term loans. In addition, the Second Amended and Restated Credit Agreement allows Platform and the Lenders, subject to certain limitations, to extend the maturity of its term loans or revolving commitments and to otherwise modify the terms of its loans in connection with such an extension.  Except as described in the foregoing, the material terms of the Second Amended and Restated Credit Agreement are substantially the same as those of the First Amended and Restated Credit Agreement.

The Prospective Amendments

The effectiveness of the Prospective Amendments is conditional upon the Acquisition having been consummated on or prior to January 31, 2015 and certain other conditions precedent.  Among these conditions is the requirement that certain current foreign subsidiaries of Platform, and certain domestic and foreign subsidiaries to be acquired in the Acquisition or formed in connection therewith, become guarantors and loan parties under the Second Amended and Restated Credit Agreement, as it would be amended by the Prospective Amendments, and that these entities grant security interests in certain assets in connection therewith.

The Prospective Amendments, if effected, generally would, among other things, implement (i) new term loans in an aggregate principal amount of up to $130 million through an increase in Platform’s existing tranche B term loan facility (the “New Tranche B Term Loans”), (ii) an increase in the size of Platform’s existing U.S. Dollar revolving credit facility by $62.5 million to $87.5 million, (iii) an increase in the size of Platform’s existing multicurrency revolving credit facility by $62.5 million to $87.5 million, and (iv) new term loans denominated in Euros in an aggregate amount of up to €205 million (the “Euro Tranche Term Loan”). The Euro Tranche Term Loan would be borrowed by a newly formed indirect subsidiary of Platform organized under the laws of the Netherlands and a newly formed direct subsidiary incorporated in Delaware that would serve as a U.S. co-borrower. The Euro Tranche Term Loan would bear interest at a rate per annum equal to an applicable margin plus an adjusted Eurocurrency Rate, calculated as set forth in the Second Amended and Restated Credit Agreement, and would mature on June 7, 2020. The Prospective Amendments, among other things, would also provide flexibility with respect to certain limiting covenants, including by increasing certain dollar baskets.

There can be no assurances that the Acquisition will be consummated or be consummated in this time frame, that the conditions precedent to the effectiveness of the Prospective Amendments will be satisfied, or that the Prospective Amendments will become effective, either on the terms described herein, or at all.

Copies of the Second Amended and Restated Credit Agreement and Amendment No. 2 are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summary description of the Second Amended and Restated Credit Agreement and Amendment No. 2 and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete texts of the Second Amended and Restated Credit Agreement and Amendment No. 2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On August 7, 2014, Platform issued a press release announcing the amendments to the First Amended and Restated Credit Agreement, a copy of which is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
10.1
Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among, inter alia, Platform Specialty Products Corporation, MacDermid Holdings, LLC, MacDermid, Incorporated, the subsidiaries of the borrower from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent

10.2
Amendment No. 2, dated as of August 6, 2014, among, inter alia, Platform Specialty Products Corporation, MacDermid Holdings, LLC, MacDermid, Incorporated, the subsidiaries of the borrower from time to time parties thereto, the lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent

99.1	Press release announcing amendments to the First Amended and Restated Credit Agreement issued on August 7, 2014 (furnished only)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

August 8, 2014	By:	/s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1
Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among, inter alia, Platform Specialty Products Corporation, MacDermid Holdings, LLC, MacDermid, Incorporated, the subsidiaries of the borrower from time to time parties thereto, the lenders from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent

10.2
Amendment No. 2, dated as of August 6, 2014, among, inter alia, Platform Specialty Products Corporation, MacDermid Holdings, LLC, MacDermid, Incorporated, the subsidiaries of the borrower from time to time parties thereto, the lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent

99.1	Press release announcing amendments to the First Amended and Restated Credit Agreement issued on August 7, 2014 (furnished only)